Exhibit 99.3

DIRECTORS COMPENSATION SUMMARY SHEET

Nonemployee directors receive compensation for board service.  Payment dates are the last working day of March, June, September, and December.  That compensation includes:

Annual Retainer:	$51,000

Committee Chair Stipend:	$30,000 annually for Audit Committee chair

$20,000 annually for Executive Compensation Committee Chair

$20,000 for lead independent director

$10,000 annually for all other committee chairs

Attendance Fees:	$2,000 for each board meeting (attended in person, conducted by telephone, or written consent in lieu of meeting)

$1,000 for each committee meeting (attended in person, conducted by telephone, or written consent in lieu of meeting)

Expenses related to attendance

Equity Based Comp Award:	$75,000 annually